                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 1996 appearing on page 3 of the Annual Report of the Tenneco 401(k) Savings Plan for Chippewa Falls on Form 11-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Chicago, Illinois
December 5, 1997